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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                   FORM 11-K


            [X] Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1996

                                       or

[_] Transition Report Pursuant to Section 15(d) of theSecurities Exchange Act
                                    of 1934

 For the transition                                  Commission file number
 period from __ to ___                                       1-8607

                            BellSouth Savings and
                                Security Plan


                             BELLSOUTH CORPORATION
                         1155 Peachtree Street, N.E.
                         Atlanta, Georgia 30309-3610

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

                      BELLSOUTH SAVINGS AND SECURITY PLAN

                               TABLE OF CONTENTS

 ITEM                                                                      PAGE
 ----                                                                      ----
 1.   Financial Statements..............................................     2
      Report of Independent Accountants.................................     2
      Consent of Independent Accountants................................     3
      Statement of Net Assets Available for Plan Benefits With Fund
       Information as of December 31, 1996..............................     4
      Statement of Net Assets Available for Plan Benefits With Fund
       Information as of December 31, 1995..............................     5
      Statement of Changes in Net Assets Available for Plan Benefits
       With Fund
       Information for the Year ended December 31, 1996.................     6
      Statement of Changes in Net Assets Available for Plan Benefits
       With Fund
       Information for the Year ended December 31, 1995.................     7
      Statement of Changes in Net Assets Available for Plan Benefits
       With Fund
       Information for the Year ended December 31, 1994.................     8
      Notes to Financial Statements.....................................     9
 2.   Supplemental Schedules
      Item 27a--Schedule of Assets Held for Investment Purposes.........   S-1

                       REPORT OF INDEPENDENT ACCOUNTANTS

Management Savings Plan Committee of the
 BellSouth Savings and Security Plan:

  We have audited the accompanying statements of net assets available for plan benefits with fund information of the BellSouth Savings and Security Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits with fund information for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

  Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedule and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 25, 1997

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of BellSouth Corporation on Form S-8 (File Nos. 33-30772 and 33-38265) of our report dated June 25, 1997, on our audits of the financial statements of the BellSouth Savings and Security Plan as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and the accompanying financial statement schedule as of December 31, 1996, which report is included in this Annual Report on Form 11-K.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 25, 1997

                      BELLSOUTH SAVINGS AND SECURITY PLAN

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION

                               DECEMBER 31, 1996
                                (IN THOUSANDS)

                                                                                              EMPLOYEE STOCK
                    BELLSOUTH        INDEXED  INTEREST                                        OWNERSHIP PLAN
                      STOCK    BOND   STOCK    INCOME  BALANCED MUTUAL FUND  LOAN          ---------------------
                      FUND     FUND    FUND     FUND     FUND   INVESTMENTS  FUND   OTHER  ALLOCATED UNALLOCATED   TOTAL
      ASSETS        --------- ------ -------- -------- -------- ----------- ------- ------ --------- ----------- ----------
Allocated share of
trust net assets..  $948,885  $6,997 $102,271 $328,749 $15,011    $54,263   $17,906 $1,974 $    --    $    --    $1,476,056
Investment in
BellSouth Savings
and Security
Employee Stock
Ownership Plan
Trust:
 Shares of
 BellSouth common
 stock allocated
 to participants..       --      --       --       --      --         --        --     --   385,762        --       385,762
 Shares of
 BellSouth common
 stock held for
 future
 allocation ......       --      --       --       --      --         --        --     --       --     234,722      234,722
 Temporary cash
 investments......       --      --       --       --      --         --        --     --     4,513      8,055       12,568
                    --------  ------ -------- -------- -------    -------   ------- ------ --------   --------   ----------
  Total
  Investments.....   948,885   6,997  102,271  328,749  15,011     54,263    17,906  1,974  390,275    242,777    2,109,108
Contributions
receivable........     1,537      35      425    1,300      76        154                     1,694        --         5,221
Fund, BellSouth
Retirement Savings
Plan and other
transfers
receivable--net...       --      --       448    1,530       1        984        27    --       125        --         3,115
                    --------  ------ -------- -------- -------    -------   ------- ------ --------   --------   ----------
  Total Assets....   950,422   7,032  103,144  331,579  15,088     55,401    17,933  1,974  392,094    242,777    2,117,444
                    --------  ------ -------- -------- -------    -------   ------- ------ --------   --------   ----------
   LIABILITIES
Distributions
payable...........     1,288      19      --       190       3         25       200  1,879      119        --         3,723
Fund, BellSouth
Retirement Savings
Plan and other
transfers
payable--net......     2,798      35      --       --      --         --        --     --       --         --         2,833
Notes payable.....       --      --       --       --      --         --        --     --       --     199,757      199,757
                    --------  ------ -------- -------- -------    -------   ------- ------ --------   --------   ----------
  Total
  Liabilities.....     4,086      54      --       190       3         25       200  1,879      119    199,757      206,313
                    --------  ------ -------- -------- -------    -------   ------- ------ --------   --------   ----------
Net Assets
Available for Plan
Benefits..........  $946,336  $6,978 $103,144 $331,389 $15,085    $55,376   $17,733 $   95 $391,975   $ 43,020   $1,911,131
                    ========  ====== ======== ======== =======    =======   ======= ====== ========   ========   ==========


  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                                          EMPLOYEE STOCK
                        BELLSOUTH         INDEXED INTEREST            MUTUAL              OWNERSHIP PLAN
                          STOCK     BOND   STOCK   INCOME  BALANCED    FUND      LOAN  ---------------------
                           FUND     FUND   FUND     FUND     FUND   INVESTMENTS  FUND  ALLOCATED UNALLOCATED   TOTAL
        ASSETS          ---------- ------ ------- -------- -------- ----------- ------ --------- ----------- ----------
Allocated share of
trust net assets......  $1,042,539 $6,674 $54,968 $332,900  $7,846    $12,079   $9,619 $    --    $    --    $1,466,625
Investment in
BellSouth Savings and
Security Employee
Stock Ownership Plan
Trust:
 Shares of BellSouth
 common stock
 allocated to
 participants.........         --     --      --       --      --         --       --   328,519        --       328,519
 Shares of BellSouth
 common stock held for
 future allocation ...         --     --      --       --      --         --       --       --     293,103      293,103
 Temporary cash
 investments..........         --     --      --       --      --         --       --    38,046      5,201       43,247
                        ---------- ------ ------- --------  ------    -------   ------ --------   --------   ----------
  Total Investments...   1,042,539  6,674  54,968  332,900   7,846     12,079    9,619  366,565    298,304    2,131,494
Contributions
receivable............       6,621    121   1,521    4,408     279        --       155    3,427        --        16,532
Fund, BellSouth
Management Savings and
Employee Stock
Ownership Plan,
BellSouth Enterprises
Retirement Savings
Plan and other
transfers receivable--
net...................       7,249    --      340      --      249        469      237      --         --         8,544
                        ---------- ------ ------- --------  ------    -------   ------ --------   --------   ----------
  Total Assets........   1,056,409  6,795  56,829  337,308   8,374     12,548   10,011  369,992    298,304    2,156,570
                        ---------- ------ ------- --------  ------    -------   ------ --------   --------   ----------
     LIABILITIES
Distributions payable.       5,120     56     187    2,672      14         25       43    1,186        --         9,303
Fund, BellSouth
Management Savings and
Employee Stock
Ownership Plan,
BellSouth Enterprises
Retirement Savings
Plan and other
transfers payable--
net...................         --       9     --     5,347     --         --       --        85        --         5,441
Notes payable.........         --     --      --       --      --         --       --       --     219,467      219,467
                        ---------- ------ ------- --------  ------    -------   ------ --------   --------   ----------
  Total Liabilities...       5,120     65     187    8,019      14         25       43    1,271    219,467      234,211
                        ---------- ------ ------- --------  ------    -------   ------ --------   --------   ----------
Net Assets Available
for Plan Benefits.....  $1,051,289 $6,730 $56,642 $329,289  $8,360    $12,523   $9,968 $368,721   $ 78,837   $1,922,359
                        ========== ====== ======= ========  ======    =======   ====== ========   ========   ==========


  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
                                  INFORMATION

                         YEAR ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)

                                                                                                 EMPLOYEE STOCK
                    BELLSOUTH           INDEXED  INTEREST                                        OWNERSHIP PLAN
                      STOCK      BOND    STOCK    INCOME   BALANCED MUTUAL FUND  LOAN         ----------------------
                       FUND      FUND     FUND     FUND      FUND   INVESTMENTS  FUND   OTHER ALLOCATED  UNALLOCATED   TOTAL
                    ----------  ------  -------- --------  -------- ----------- ------- ----- ---------  ----------- ----------
Net Assets
Available for Plan
Benefits,
December 31, 1995.  $1,051,289  $6,730  $ 56,642 $329,289  $ 8,360    $12,523   $ 9,968 $--   $368,721     $78,837   $1,922,359
                    ----------  ------  -------- --------  -------    -------   ------- ----  --------     -------   ----------
Employee
Contributions.....      43,544   1,206    10,683   28,475    2,262      1,162       --   --        --          --        87,332
Transfer of
participants'
balances--net.....     (54,318)   (773)   24,124  (18,290)   3,560     37,448     7,423  --        --          --          (826)
Employing company
contributions.....         --      --        --       --       --         --        --   --     17,906         --        17,906
Supplemental
contributions.....         --      --        --       --       --         --        --   --        --       25,322       25,322
Allocation of
shares to
participants......         --      --        --       --       --         --        --   --     33,075     (33,075)         --
Transfer of loan
repayment.........         --      --        --       --       --         --        --   --     (4,693)      4,693          --
                    ----------  ------  -------- --------  -------    -------   ------- ----  --------     -------   ----------
Total
Contributions,
Allocations and
Transfers.........     (10,774)    433    34,807   10,185    5,822     38,610     7,423  --     46,288      (3,060)     129,734
Allocated share of
Trust investment
activities........     (37,102)    254    15,610   20,060    1,467      4,693       612   95   (11,084)    (13,164)     (18,559)
                    ----------  ------  -------- --------  -------    -------   ------- ----  --------     -------   ----------
Total Additions...     (47,876)    687    50,417   30,245    7,289     43,303     8,035   95    35,204     (16,224)     111,175
                    ----------  ------  -------- --------  -------    -------   ------- ----  --------     -------   ----------
Less:
Distributions to
Participants......      57,077     439     3,915   28,145      564        450       270  --     11,950         --       102,810
  Interest on
  Notes Payable...         --      --        --       --       --         --        --   --        --       19,593       19,593
                    ----------  ------  -------- --------  -------    -------   ------- ----  --------     -------   ----------
Net Assets
Available for Plan
Benefits,
December 31, 1996.  $  946,336  $6,978  $103,144 $331,389  $15,085    $55,376   $17,733 $ 95  $391,975     $43,020   $1,911,131
                    ==========  ======  ======== ========  =======    =======   ======= ====  ========     =======   ==========


  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

    STATEMENT OF CHANGES IN NET ASSETS AVAILABLEFOR PLAN BENEFITS WITH FUND
                                  INFORMATION

                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                                             EMPLOYEE STOCK
                        BELLSOUTH           INDEXED INTEREST             MUTUAL              OWNERSHIP PLAN
                          STOCK      BOND    STOCK   INCOME   BALANCED    FUND      LOAN  ----------------------
                           FUND      FUND    FUND     FUND      FUND   INVESTMENTS  FUND  ALLOCATED  UNALLOCATED   TOTAL
                        ----------  ------  ------- --------  -------- ----------- ------ ---------  ----------- ----------
Net Assets Available
for Plan Benefits,
December 31, 1994.....  $  646,155  $5,113  $32,245 $313,647   $3,975    $ 5,218   $5,935 $199,491    $(28,813)  $1,182,966
                        ----------  ------  ------- --------   ------    -------   ------ --------    --------   ----------
Employee
Contributions.........      37,421   1,235    7,008   31,484    1,243        --       155      --          --        78,546
Transfer of
participants'
balances--net.........      (3,835)    (55)   6,132  (13,087)   1,900      5,884    3,555      --          --           494
Employing company
contributions.........         --      --       --       --       --         --       --    23,397         --        23,397
Supplemental
contributions.........         --      --       --       --       --         --       --       --       24,861       24,861
Allocation of shares
to participants.......         --      --       --       --       --         --       --    26,904     (26,904)         --
Transfer for loan
repayment.............         --      --       --       --       --         --       --    (5,381)      5,381          --
                        ----------  ------  ------- --------   ------    -------   ------ --------    --------   ----------
Total Contributions,
Allocations and
Transfers.............      33,586   1,180   13,140   18,397    3,143      5,884    3,710   44,920       3,338      127,298
Allocated share of
Trust investment
activities............     414,437     799   13,156   21,737    1,354      1,444      508  132,087     125,572      711,094
                        ----------  ------  ------- --------   ------    -------   ------ --------    --------   ----------
Total Additions.......     448,023   1,979   26,296   40,134    4,497      7,328    4,218  177,007     128,910      838,392
                        ----------  ------  ------- --------   ------    -------   ------ --------    --------   ----------
Less: Distributions to
Participants..........      42,889     362    1,899   24,492      112         23      185    7,777         --        77,739
  Interest on Notes
  Payable.............         --      --       --       --       --         --       --       --       21,260       21,260
                        ----------  ------  ------- --------   ------    -------   ------ --------    --------   ----------
Net Assets Available
for Plan Benefits,
December 31, 1995.....  $1,051,289  $6,730  $56,642 $329,289   $8,360    $12,523   $9,968 $368,721    $ 78,837   $1,922,359
                        ==========  ======  ======= ========   ======    =======   ====== ========    ========   ==========

  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

    STATEMENT OF CHANGES IN NET ASSETS AVAILABLEFOR PLAN BENEFITS WITH FUND
                                  INFORMATION

                         YEAR ENDED DECEMBER 31, 1994
                                (IN THOUSANDS)

                                                                                             EMPLOYEE STOCK
                        BELLSOUTH          INDEXED  INTEREST             MUTUAL              OWNERSHIP PLAN
                          STOCK     BOND    STOCK    INCOME   BALANCED    FUND      LOAN  ----------------------
                          FUND      FUND    FUND      FUND      FUND   INVESTMENTS  FUND  ALLOCATED  UNALLOCATED   TOTAL
                        ---------  ------  -------  --------  -------- ----------- ------ ---------  ----------- ----------
Net Assets Available
for Plan Benefits,
December 31, 1993.....  $643,944   $5,097  $29,022  $290,728   $  --     $  --     $4,248 $162,222    $ (5,117)  $1,130,144
                        --------   ------  -------  --------   ------    ------    ------ --------    --------   ----------
Employee
Contributions.........    36,310    1,480    6,692    32,308    1,201       --        --       --          --        77,991
Transfer of
participants'
balances--net.........     7,566   (1,155)  (2,759)  (11,440)   2,884     5,223     1,515      --          --         1,834
Employing company
contributions.........       --       --       --        --       --        --        --    25,178         --        25,178
Supplemental
contributions.........       --       --       --        --       --        --        --       --       23,364       23,364
Allocation of shares
to participants.......       --       --       --        --       --        --        --    24,402     (24,402)         --
Transfer for loan
repayment.............       --       --       --        --       --        --        --    (3,041)      3,041          --
                        --------   ------  -------  --------   ------    ------    ------ --------    --------   ----------
Total Contributions,
Allocations and
Transfers.............    43,876      325    3,933    20,868    4,085     5,223     1,515   46,539       2,003      128,367
Allocated share of
Trust investment
activities............   (13,460)       3      452    19,869      (35)      --        172   (6,708)     (2,938)      (2,645)
                        --------   ------  -------  --------   ------    ------    ------ --------    --------   ----------
Total Additions.......    30,416      328    4,385    40,737    4,050     5,223     1,687   39,831        (935)     125,722
                        --------   ------  -------  --------   ------    ------    ------ --------    --------   ----------
Less: Distributions to
Participants..........    28,205      312    1,162    17,818       75         5       --     2,562         --        50,139
  Interest on Notes
  Payable.............       --       --       --        --       --        --        --       --       22,761       22,761
                        --------   ------  -------  --------   ------    ------    ------ --------    --------   ----------
Net Assets Available
for Plan Benefits,
December 31, 1994.....  $646,155   $5,113  $32,245  $313,647   $3,975    $5,218    $5,935 $199,491    $(28,813)  $1,182,966
                        ========   ======  =======  ========   ======    ======    ====== ========    ========   ==========

  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (WHOLE DOLLARS)

GENERAL

  The following description of the BellSouth Savings and Security Plan (the
Plan) provides only general information. For additional information, participants should refer to the Plan Prospectus/Summary Plan Description, as supplemented (SPD). A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000 or 1-615-333-9000 via company telephone. In addition, copies of the Plan agreement and other related documents which include details of the Plan can be obtained by writing to:
Secretary, BellSouth Savings Plan Committee, Room 13C09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

  The Plan was established by BellSouth Corporation (BellSouth) to provide a convenient way for non-salaried employees to save for their retirement on a long-term basis and to acquire an ownership interest in BellSouth. The Plan consists of two parts: one is a profit sharing plan which includes a qualified cash or deferred arrangement and which is intended to qualify as such under sections 401(a), 401(k) and 401(m) and related sections of the Internal Revenue Code of 1986, as amended (the Code); the second part is an employee stock ownership plan (ESOP) which is designed as a stock bonus plan to invest primarily in shares of BellSouth common stock and which is intended to qualify under Sections 401(a), 401(m) and 4975(e)(7) and related sections of the Code. The Plan covers all non-management employees who are active, regular full-time or part-time employees of a BellSouth company participating in the Plan. The Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

PLAN AMENDMENT AND RESTATEMENT

  Effective July 1, 1996, the Plan document was amended and restated. Significant changes included a change in investment valuation methods (see below) and changes to various service functions provided by Bankers Trust Company, the Plan's service provider.

MASTER TRUST

  For investment purposes, the assets of the Plan are held in the BellSouth Master Savings Trust (the Master Savings Trust). In addition, the Master Savings Trust also holds all assets of the BellSouth Retirement Savings Plan (formerly the BellSouth Management Savings and Employee Stock Ownership Plan and the BellSouth Enterprises Retirement Savings Plan).

  At December 31, 1996, the Plan's assets were comprised of the following investment vehicles: BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, Interest Income Fund, Balanced Fund and Mutual Fund Investments which include the Berger 100 Fund, DFA International Value II Fund, DFA U.S. Large Cap Value II Fund, DFA U.S. Small Cap Value II Fund, American Century/Twentieth Century Growth Investors Fund, and Fidelity Growth and Income Portfolio.

  At December 31, 1996 and 1995, the Plan's assets are significantly concentrated in shares of BellSouth common stock which is subject to industry and economic fluctuations.

  Effective July 8, 1996, all investments are valued on a daily basis. Prior to this date, all Plan investment funds other than the mutual fund investments were valued on a monthly basis. Since they were added as investment options, the mutual fund investments have been valued on a daily basis.

  Prior to July 8, 1996, the assets of the Berger 100 Fund, American Century/Twentieth Century Growth Investors Fund, and the three DFA Funds were contained within a Mutual Fund Window account. In conjunction with the conversion of investment valuation to a daily basis, these mutual funds were established as separate investment funds. For further discussion, see Note 3. Also, on July 8, 1996, the Fidelity Growth and Income Portfolio was added as a new investment option.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (CONTINUED)--

VESTING

  Participant contributions vest immediately. Employing company matching contributions vest upon a participant's completion of three years service. One year of vesting service is earned upon a participant's completion of 1,000 work hours during any year.

PARTICIPANT LOANS

  Participants may borrow from their fund accounts a minimum of $1,000 up to the lesser of $50,000 or 50 percent of their before-tax account balance as defined by the Plan document and any amounts rolled over to the Plan from another qualified plan. Loan balances are secured by the balance in the participant's account and bear interest at various rates which ranged from 7.0% to 12.05% at December 31, 1996. Principal and interest is paid ratably through periodic payroll deductions.

SERVICE PROVIDER

  Bankers Trust Company is the Trustee for the Master Savings Trust. Bankers Trust Company also serves as the recordkeeper and service center provider for the Plan.

2. ACCOUNTING POLICIES

  The financial statements of the Plan have been prepared in accordance with generally accepted accounting principles under the accrual method of accounting. Such financial statements include estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the amounts of revenues and expenses. Actual results could differ from those estimates. Certain amounts in prior period financial statements have been reclassified to conform to the current year's presentation.

  With respect to the statements of changes in net assets available for plan benefits for the years presented, allocated share of Trust investment activities includes the sum of realized gains, net of realized losses, the net change in unrealized appreciation/(depreciation) on the fair value of the investments, interest income, dividends, and investment manager fees paid by the Master Savings Trust.

  The values of investments in the Master Savings Trust are determined as follows:

  . Shares of BellSouth common stock and other securities listed on a national stock exchange are valued on the basis of the closing price per share on December 31, 1996 and December 31, 1995, as reported on the New York Stock Exchange composite tape or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

  . Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1996 and 1995 from published sources where available and, if not available, from other sources considered reliable; and

  . Contracts with insurance companies are valued at principal plus reinvested interest.

  Purchases and sales of securities are reflected as of the trade date.

  Realized gains and losses on sales of investments are determined on the basis of average cost.

  Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

3. MUTUAL FUND INVESTMENTS

MUTUAL FUND WINDOW

  During 1994, the Berger 100 fund, the American Century/Twentieth Century Growth Investors Fund, and the three DFA mutual funds were established as investment options. Amounts could only be directed to these mutual fund investments through transfers from the other core funds. Liquidation of these mutual funds as a result of changing investment elections, transfers or participant withdrawals could occur on any day. However, the five core funds in the Plan (BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, Interest Income Fund, and Balanced Fund), were still valued on a monthly basis. As a result a "Mutual Fund Window" or MFW was established. The MFW consisted of the five mutual funds and a temporary holding account into which any funds, generated as the result of mutual fund liquidations during a month, would be placed and held until the end of the month. At the end of the month, transfers out of the MFW would be effected with the five core funds, valued and recorded according to the month-end unit value of the core fund(s).

  As discussed in Note 1, on July 8, 1996 the Plan converted to a daily valuation basis for all of its investment options. This allowed transactions between the mutual funds and the five core funds to be effected and recorded on the same day at any time during the month. As a result, subsequent to that date, the MFW was eliminated and separate investment accounts for each mutual fund were maintained. With the elimination of the MFW, participants were allowed to make contributions directly to the mutual fund investments. Assets held in the MFW and subsequently in these individual fund accounts are collectively included in "Mutual Fund Investments" in the accompanying financial statements of the Plan. Also, on July 8, 1996, the Fidelity Growth and Income Portfolio was added as a new investment option.

  Net assets available for plan benefits by fund for Mutual Fund Investments at December 31, 1996 are as follows:

                                                                                AMERICAN
                                                                                CENTURY/
                                                                                TWENTIETH
                                                                                 CENTURY  FIDELITY
                                         DFA           DFA            DFA        GROWTH   GROWTH &        MUTUAL FUND
                         BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP INVESTORS  INCOME         INVESTMENTS
                            FUND    VALUE II FUND VALUE II FUND  VALUE II FUND    FUND    PORTFOLIO OTHER    TOTAL
                         ---------- ------------- -------------- -------------- --------- --------- ----- -----------
        ASSETS
Allocated share of
 trust net assets......   $13,498      $3,122         $5,916         $7,120      $5,761    $18,808   $38    $54,263
Contributions
 receivable............        30           8             10             21          10         75   --         154
Fund, BellSouth
 Retirement Savings
 Plan and other
 transfers receivable--
 net...................       104         100             38            220           9        497    16        984
                          -------      ------         ------         ------      ------    -------   ---    -------
  Total Assets.........    13,632       3,230          5,964          7,361       5,780     19,380    54     55,401
                          -------      ------         ------         ------      ------    -------   ---    -------
      LIABILITIES
Distributions payable..       --          --             --             --          --           3    22         25
Fund, BellSouth
 Retirement Savings
 Plan and other
 transfers payable--
 net...................       --          --             --             --          --         --    --         --
                          -------      ------         ------         ------      ------    -------   ---    -------
  Total Liabilities....       --          --             --             --          --           3    22         25
                          -------      ------         ------         ------      ------    -------   ---    -------
Net Assets Available
 for Plan Benefits.....   $13,632      $3,230         $5,964         $7,361      $5,780    $19,377   $32    $55,376
                          =======      ======         ======         ======      ======    =======   ===    =======

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

3. MUTUAL FUND INVESTMENTS (CONTINUED)--

  Net assets available for plan benefits by fund for Mutual Fund Investments at December 31, 1995 are as follows:

                                                                                 AMERICAN CENTURY/
                                          DFA           DFA            DFA       TWENTIETH CENTURY MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS  INVESTMENTS
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND           TOTAL
                          ---------- ------------- -------------- -------------- ----------------- -----------
         ASSETS
Allocated share of trust
 net assets.............    $6,013       $857          $1,462         $1,235          $2,512         $12,079
Contributions
 receivable.............       --         --              --             --              --              --
Fund, BellSouth
 Management Savings and
 Employee Stock
 Ownership Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 receivable--net........         8        115              79             86             181             469
                            ------       ----          ------         ------          ------         -------
  Total Assets..........     6,021        972           1,541          1,321           2,693          12,548
                            ------       ----          ------         ------          ------         -------
      LIABILITIES
Distributions payable...        18          4             --             --                3              25
Fund, BellSouth
 Management Savings and
 Employee Stock
 Ownership Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 payable--net...........       --         --              --             --              --              --
                            ------       ----          ------         ------          ------         -------
  Total Liabilities.....        18          4             --             --                3              25
                            ------       ----          ------         ------          ------         -------
Net Assets Available for
 Plan Benefits..........    $6,003       $968          $1,541         $1,321          $2,690         $12,523
                            ======       ====          ======         ======          ======         =======

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

3. MUTUAL FUND INVESTMENTS (CONTINUED)--

  Changes in net assets available for plan benefits by fund for Mutual Fund Investments for the year ended December 31, 1996 are as follows:

                                                                            AMERICAN CENTURY/ FIDELITY
                                     DFA           DFA            DFA       TWENTIETH CENTURY GROWTH &        MUTUAL FUND
                     BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   INCOME         INVESTMENTS
                        FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND        PORTFOLIO OTHER    TOTAL
                     ---------- ------------- -------------- -------------- ----------------- --------- ----- -----------
Net Assets
 Available for Plan
 Benefits, December
 31, 1995..........   $ 6,003      $  968         $1,541         $1,321          $2,690        $   --    --     $12,523
                      -------      ------         ------         ------          ------        -------   ---    -------
Employee
 Contributions.....       267          59             78            139              69            550   --       1,162
Transfer of
 participants'
 balances--net.....     6,014       2,056          3,822          4,918           2,629         17,970    39     37,448
                      -------      ------         ------         ------          ------        -------   ---    -------
Total
 Contributions,
 Allocations and
 Transfers.........     6,281       2,115          3,900          5,057           2,698         18,520    39     38,610
Allocated share of
 Trust investment
 activities........     1,455         154            577          1,043             438          1,008    18      4,693
                      -------      ------         ------         ------          ------        -------   ---    -------
Total Additions....     7,736       2,269          4,477          6,100           3,136         19,528    57     43,303
                      -------      ------         ------         ------          ------        -------   ---    -------
Less: Distributions
 to Participants...       107           7             54             60              46            151    25        450
                      -------      ------         ------         ------          ------        -------   ---    -------
Net Assets
 Available for Plan
 Benefits, December
 31, 1996..........   $13,632      $3,230         $5,964         $7,361          $5,780        $19,377   $32    $55,376
                      =======      ======         ======         ======          ======        =======   ===    =======

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

3. MUTUAL FUND INVESTMENTS (CONTINUED)--

  Changes in net assets available for plan benefits by fund for Mutual Fund Investments for the year ended December 31, 1995 are as follows:

                                                                                 AMERICAN CENTURY/
                                          DFA           DFA            DFA       TWENTIETH CENTURY MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS  INVESTMENTS
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND           TOTAL
                          ---------- ------------- -------------- -------------- ----------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1994...............    $3,009       $582          $  224         $  458          $  945         $ 5,218
                            ------       ----          ------         ------          ------         -------
Employee Contributions..       --         --              --             --              --              --
Transfer of
 participants'
 balances--net..........     2,185        308           1,156            697           1,538           5,884
                            ------       ----          ------         ------          ------         -------
Total Contributions,
 Allocations and
 Transfers..............     2,185        308           1,156            697           1,538           5,884
Allocated share of Trust
 investment activities..       826         81             161            166             210           1,444
                            ------       ----          ------         ------          ------         -------
Total Additions.........     3,011        389           1,317            863           1,748           7,328
                            ------       ----          ------         ------          ------         -------
Less: Distributions to
 Participants...........        17          3             --             --                3              23
                            ------       ----          ------         ------          ------         -------
Net Assets Available for
 Plan Benefits, December
 31, 1995...............    $6,003       $968          $1,541         $1,321          $2,690         $12,523
                            ======       ====          ======         ======          ======         =======

  Changes in net assets available for plan benefits by fund for Mutual Fund Investments for the year ended December 31, 1994 are as follows:

                                                                                 AMERICAN CENTURY/
                                          DFA           DFA            DFA       TWENTIETH CENTURY MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS  INVESTMENTS
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND           TOTAL
                          ---------- ------------- -------------- -------------- ----------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1993...............    $  --        $--            $--            $--             $--           $  --
                            ------       ----           ----           ----            ----          ------
Employee Contributions..       --         --             --             --              --              --
Transfer of
 participants'
 balances--net..........     3,010        582            224            462             945           5,223
                            ------       ----           ----           ----            ----          ------
Total Contributions,
 Allocations and
 Transfers..............     3,010        582            224            462             945           5,223
Allocated share of Trust
 investment activities..       --         --             --             --              --              --
                            ------       ----           ----           ----            ----          ------
Total Additions.........     3,010        582            224            462             945           5,223
                            ------       ----           ----           ----            ----          ------
Less: Distributions to
 Participants...........         1        --             --               4             --                5
                            ------       ----           ----           ----            ----          ------
Net Assets Available for
 Plan Benefits, December
 31, 1994...............    $3,009       $582           $224           $458            $945          $5,218
                            ======       ====           ====           ====            ====          ======

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
4. UNITS OF THE PLAN (WHOLE DOLLARS)

  Participants in the Plan can direct their contributions among 11 investment options as described in Note 1. The interest of a participant in each type of investment of the Plan is represented by units as described in Section 8 of the Plan document. The units of the BellSouth Stock Fund, Bond Fund, Indexed Stock Fund and Interest Income Fund were reunitized or restated on January 1, 1994. Each fund was given a "new start" beginning with a unit value of $1.0000. At the same date the number of units credited to the participants' accounts was increased, so that the number of units owned equaled the dollar amount invested. In addition, the Balanced Fund was added as an investment option on January 1, 1994 and given a unit value of $1.0000.

  Prior to July 8, 1996, participant accounts and the related unit values for investments other than mutual funds were valued on a monthly basis. As previously discussed in Notes 1 and 3, the plan converted to a daily unit valuation method for all participant accounts and investments on July 8, 1996.

  The number and value of units for investments other than the Mutual Fund Investments as of December 31, 1996 and December 31, 1995 were as follows:

                               DECEMBER 31, 1996              DECEMBER 31, 1995
                         ------------------------------ ------------------------------
TYPE OF INVESTMENT       NUMBER OF UNITS VALUE PER UNIT NUMBER OF UNITS VALUE PER UNIT
------------------       --------------- -------------- --------------- --------------
BellSouth Stock Fund....   601,614,144      $1.5659       646,120,050      $1.6271
Bond Fund...............     5,801,441       1.1971         5,846,822       1.1512
Indexed Stock Fund......    60,033,796       1.7112        40,738,848       1.3904
Interest Income Fund....   271,398,023       1.2177       288,269,045       1.1423
Balanced Fund...........    10,572,766       1.4196         6,661,087       1.2551

  The number and value of units by month for each investment other than the Mutual Fund Investments during 1996 were as follows:

                                         BELLSOUTH STOCK FUND     BOND FUND
                                         -------------------- ------------------
                                          NUMBER OF   VALUE   NUMBER OF  VALUE
1996                                        UNITS    PER UNIT   UNITS   PER UNIT
----                                     ----------- -------- --------- --------
January................................. 644,828,044  1.6174  6,034,304  1.1573
February................................ 645,429,859  1.5060  6,120,183  1.1439
March................................... 645,754,539  1.3989  6,204,398  1.1379
April................................... 642,722,356  1.5232  6,154,031  1.1339
May..................................... 640,904,021  1.5472  6,216,925  1.1332
June.................................... 637,846,178  1.6146  6,022,158  1.1451
July.................................... 634,139,303  1.5779  5,963,964  1.1493
August.................................. 633,546,921  1.3972  5,910,632  1.1477
September............................... 633,862,773  1.4257  5,874,914  1.1655
October................................. 623,886,659  1.5821  5,737,559  1.1887
November................................ 612,526,643  1.5679  5,803,695  1.2067
December................................ 601,614,144  1.5659  5,801,441  1.1971

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

4. UNITS OF THE PLAN (WHOLE DOLLARS) (CONTINUED)--

                                        INDEXED STOCK FUND  INTEREST INCOME FUND
                                        ------------------- --------------------
                                        NUMBER OF   VALUE    NUMBER OF   VALUE
1996                                      UNITS    PER UNIT    UNITS    PER UNIT
----                                    ---------- -------- ----------- --------
January................................ 42,450,664  1.4386  282,116,228  1.1485
February............................... 44,049,807  1.4515  276,952,846  1.1544
March.................................. 46,015,904  1.4657  272,301,842  1.1608
April.................................. 47,725,581  1.4875  271,455,669  1.1670
May.................................... 48,706,022  1.5247  269,997,938  1.1733
June................................... 49,403,169  1.5308  268,890,143  1.1795
July................................... 49,116,915  1.4644  267,796,382  1.1857
August................................. 51,089,206  1.4945  267,819,724  1.1919
September.............................. 52,197,287  1.5790  265,462,423  1.1985
October................................ 53,101,942  1.6231  266,309,608  1.2049
November............................... 57,692,942  1.7461  267,648,814  1.2109
December............................... 60,033,796  1.7112  271,398,023  1.2177
                                           BALANCED FUND
                                        -------------------
                                        NUMBER OF   VALUE
1996                                      UNITS    PER UNIT
----                                    ---------- --------
January................................  7,403,935  1.2850
February...............................  7,703,945  1.2756
March..................................  8,437,117  1.2764
April..................................  8,909,598  1.2791
May....................................  9,015,683  1.2917
June...................................  9,017,900  1.3049
July...................................  9,050,471  1.2784
August.................................  9,242,232  1.2897
September..............................  9,414,832  1.3382
October................................  9,685,966  1.3729
November............................... 10,128,566  1.4392
December............................... 10,572,766  1.4196

The values of mutual fund investments, all of which are traded on a national securities exchange, are based on published daily closing net asset values as reported by the respective securities exchange.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
4. UNITS OF THE PLAN (CONTINUED)--

  At December 31, 1996, the number of participants currently contributing to the Plan by investment direction as described in Section 7 of the Plan document was as follows:

                                                                       NO.
                          FUND DESCRIPTION                         PARTICIPANTS
                          ----------------                         ------------
   Entirely in BellSouth Stock Fund...............................    13,810
   Entirely in Indexed Stock Fund.................................     1,940
   Entirely in Interest Income Fund...............................    10,787
   Entirely in Balanced Fund......................................       243
   Entirely in Fidelity Growth and Income Fund....................       176
   Equally in BellSouth Stock Fund and Bond Fund..................       187
   Equally in BellSouth Stock Fund and Indexed Stock Fund.........     1,917
   Equally in BellSouth Stock Fund and Interest Income Fund.......     6,095
   Equally in BellSouth Stock Fund and Balanced Fund..............       190
   Equally in Bond Fund and Indexed Stock Fund....................       118
   Equally in Indexed Stock Fund and Interest Income Fund.........       468
   Equally in Indexed Stock Fund and Balanced Fund................       314
   Equally in Indexed Stock Fund and Fidelity Growth and Income
    Fund..........................................................       232
   Equally in BellSouth Stock Fund, Bond Fund and Indexed Stock
    Fund..........................................................       145
   Equally in BellSouth Stock Fund, Indexed Stock Fund and
    Interest Income Fund..........................................       342
   Equally in BellSouth Stock Fund, Indexed Stock Fund and
    Balanced Fund.................................................       291
   Equally in BellSouth Stock Fund, Bond Fund, Indexed Stock Fund
    and
    Interest Income Fund..........................................       216
   Various Fund combinations*.....................................     2,232
                                                                      ------
     Total Participants...........................................    39,703
                                                                      ======

--------
* Includes all other investment directions having less than 100 participants.

  Since all employing company contributions are made to the ESOP, all employees currently contributing to the Plan are participants in the ESOP.

5. CONTRIBUTIONS

  Employee contributions to the Plan are recorded based upon authorized basic and supplemental contributions. The maximum basic contribution rate was $55 and $50 for 1996 and 1995, respectively. Participants may contribute up to 15% (12% prior to January 1, 1996) of their eligible compensation to the Plan on a before-tax basis. Total before-tax and after-tax contributions may not exceed 15% of compensation.

  As discussed in Section 3 of the Plan document, participants may also rollover amounts into the Plan from other qualified plans.

  The employing company makes contributions to the ESOP in respect of each participant's authorized basic contribution. Employing company matching contributions will vest upon a participant's completion of three years service. One year of vesting service is earned upon a participant's completion of 1,000 work hours during any year. The rate of the employing company matching contribution remains in effect for a twelve month period from April 1 through March 31. Employing company matching contribution rates for the three years ended December 31, 1996 were as follows:

                                                                 1996 1995  1994
                                                                 ---- ----  ----
      January-March............................................. 69%  76%*  59%
      April-December............................................ 76%  69%   76%*

--------
* 71% for participating employees of BellSouth Advertising and Publishing Corporation.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

6. PLAN EXPENSES

  Each participant of the Plan is charged a flat annual fee for Plan administrative expenses, including record keeping, trustee, and other expenses considered reasonable by the Plan administrator. The fee is divided on a pro rata basis among each investment option of the participant. The per-participant fee for 1996, 1995 and 1994 was $26.40, $22.00 and $22.00,
respectively. Additional fees are also charged to individual participants for various services provided by the Plan's recordkeeper and the BellSouth Participant Service Center.

  Investment manager fees are paid by the Master Savings Trust. Investment manager fees included in allocated share of Trust investment activities in the statements of changes in net assets available for plan benefits for the years presented, were as follows:

                                                                  1996 1995 1994
                                                                  ---- ---- ----
Bond Fund........................................................ $ 21 $ 14 $ 13
Indexed Stock Fund...............................................   16   11    9
Interest Income Fund.............................................  146  142  145
Balanced Fund....................................................   12    6    3
                                                                  ---- ---- ----
                                                                  $195 $173 $170
                                                                  ==== ==== ====

  For the Mutual Fund Investments, investment manager fees are not paid directly from the Master Savings Trust. However, these investments are subject to "expense ratios" which reduce the overall return of the respective mutual fund. Expense ratios, expressed in percentage terms, which were assessed against mutual fund investments by their respective managers during 1996 were as follows:

                                                                    FOR THE
                                                                  YEAR ENDED
                                                               DECEMBER 31, 1996
                                                               -----------------
Berger 100 Fund...............................................       1.42%
DFA International Value II Fund...............................       0.86%
DFA U.S. Large Cap Value II Fund..............................       0.82%
DFA U.S. Small Cap Value II Fund..............................       0.85%
American Century/Twentieth Century Growth Investors Fund......       1.00%
Fidelity Growth & Income Portfolio............................       0.74%

  For the three years ended December 31, 1996, no fees were paid to investment managers for management of the BellSouth Stock Fund.

7. TAX STATUS

  The Internal Revenue Service has determined and informed the Company by letter dated November 22, 1995, that the Plan and related trust meet the requirements of Section 401(a) of the Code, and are exempt from federal income taxes under Section 501(a) of the Code.

  As discussed in Note 1, the Plan document was amended and restated in July of 1996. BellSouth is currently in the process of requesting a new determination letter and believes that the Plan, in its current form, will maintain its tax exempt status. Therefore, no provision for income taxes has been included in the Plan's financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

7. TAX STATUS (CONTINUED)

  For information on the federal income tax effects on the employee with respect to the Plan, participants should refer to the SPD.

8. TERMINATION PRIORITIES

  BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. In the event the Plan is terminated, subject to conditions set forth in ERISA, participants will receive written notification of plan termination at least 30 days in advance. In the event of Plan termination, participants will become 100 percent vested in their accounts. The participant may then elect to leave all units in his/her account until they leave the Company or take a lump sum distribution of the value of his/her units.

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST

  The assets of the Plan are held in the Master Savings Trust and are commingled with the assets of the BellSouth Retirement Savings Plan. Prior to April 1, 1996, the Plan's assets were also commingled with the assets of the BellSouth Enterprises Retirement Savings Plan, which was merged with and into the BellSouth Retirement Savings Plan on April 1, 1996. The assets of the BellSouth Employee Stock Ownership Plan (PAYSOP) are held in a sub-trust of the Master Savings Trust. This sub-trust is not included in the following Master Savings Trust information.

  The Plan's allocated share of the total net assets of all funds in the Master Savings Trust at December 31, 1996 and 1995 was 32.2428% and 33.0476%, respectively. The Plan's allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1996 and 1995 were as follows:

                                                              1996      1995
                                                            --------- ---------
   BellSouth Stock Fund.................................... 46.91167% 46.29514%
   Bond Fund...............................................  5.50809%  4.62267%
   Indexed Stock Fund...................................... 11.87296%  8.68148%
   Interest Income Fund.................................... 28.94570% 27.82033%
   Balanced Fund........................................... 15.46374% 12.20172%
   Berger 100 Fund......................................... 27.85832% 17.12916%
   DFA International Value II Fund......................... 10.13969%  5.26158%
   DFA U.S. Large Cap Value II Fund........................ 22.27917% 18.72441%
   DFA U.S. Small Cap Value II Fund........................ 15.50804%  8.04448%
   American Century/Twentieth Century Growth Investors
    Fund................................................... 27.84984% 18.40317%
   Fidelity Growth & Income Portfolio...................... 25.27740%      --
   Loan Fund............................................... 23.52051% 16.21847%
   Other................................................... 23.33251%      --

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  The financial position of the Master Savings Trust at December 31, 1996 and 1995 was as follows:

                                                            1996       1995
                                                            ----       ----
Assets: Investment at value:
 BellSouth Stock Fund:
  Shares of BellSouth common stock...................... $2,009,039 $2,216,148
  Temporary cash investments............................        490     33,313
 Bond Fund:
  Securities............................................    121,647    139,775
  Temporary cash investments............................      4,223      2,302
 Indexed Stock Fund:
  Equity Index Fund.....................................    862,465    630,335
  Temporary cash investments............................         86      3,035
 Interest Income Fund:
  Contracts.............................................  1,088,329  1,182,614
  Temporary cash investments............................     46,790     14,514
 Balanced Fund:
  Securities............................................     86,837     36,043
  Temporary cash investments............................     10,116     28,185
 Berger 100 Fund*:
  Securities............................................     55,121     34,304
  Temporary cash investments............................          8        --
 DFA International Value II Fund*:
  Securities............................................     31,884     16,020
 DFA U.S. Large Cap Value II Fund*:
  Securities............................................     26,424      7,801
 DFA U.S. Small Cap Value II Fund*:
  Securities............................................     48,291     15,151
  Temporary cash investments............................          2        --
 American Century/Twentieth Century Growth Investors
  Fund*:
  Securities............................................     20,883     12,920
 Fidelity Growth & Income Portfolio
  Securities............................................     75,746        --
  Temporary cash investments............................          2        --
 Mutual Fund Window:
  Temporary cash investments............................        856      1,800
 Loan Fund:
  Loans to participants.................................     73,981     59,432
  Temporary cash investments............................        141         39
 Contribution Account+
  Temporary cash investments............................        123        --
 Distribution Account+
  Temporary cash investments............................      6,831        --
 Expense Account+
  Temporary cash investments............................      1,505        --
 Distributable shares...................................        397      3,004
 Dividends and interest income receivable...............      2,346      2,516
 Receivable for investments sold........................     14,806      4,752
 Variation margin receivable............................         18         33
                                                         ---------- ----------
                                                         $4,589,387 $4,444,036
 Liabilities:
 Payable for investments purchased......................      7,182      4,741
 Variation margin payable...............................         95        --
 Administrative fees payable............................      1,040        648
                                                         ---------- ----------
 Trust net assets (excluding ESOP Trusts)...............  4,581,070  4,438,647

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

                                   1996       1995
                                   ----       ----
Investment in ESOP Trusts:
 Shares of BellSouth common
  stock allocated to partici-
  pants.......................     835,717    773,185
 Distributable shares.........          37        845
 Shares of BellSouth common
  stock held for future allo-
  cation......................     707,649    871,871
 Temporary cash investments...      30,035     65,498
                                ---------- ----------
 Total investments............   6,154,508  6,150,046
Liabilities:
 Payable for investments pur-
  chased......................         --      19,031
 Notes payable................     594,334    647,311
                                ---------- ----------
 Trust net assets.............  $5,560,174 $5,483,704
                                ========== ==========
 Investments at cost..........  $4,329,557 $4,091,362
                                ========== ==========

--------
*Prior to 1996, this fund was included within the Mutual Fund Window. + These accounts are included as "Other" in the accompanying financial statements.


  Distributions payable in shares at year end are reclassed from BellSouth common stock and ESOP--BellSouth common stock held for future allocation to the respective "Distributable Shares" line.

  See Item 27a, BellSouth Master Savings Trust Schedule of Assets Held for Investment Purposes.

  Assets in the BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, Mutual Fund Investments and some of the assets in the Balanced Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate daily.

  Assets in the Interest Income Fund are invested in a number of investment contracts with diversified groups of high quality financial institutions. The value of the Interest Income Fund is based upon the principal invested and the interest credited, and the value of the units should increase as of the end of each day. Some of these contracts are unsecured, general obligations of such companies. Their security is subject to the ability of the insurance companies or other financial institutions to repay their debts generally as they come due. Other contracts are backed specifically by high quality, fixed income assets. Therefore, many of the new investment contracts have the underlying assets held in a separate account of an insurance company or in a trust fund. These assets are protected from the general creditors of the contract issuer.

  The contracts held by the Trust in the Interest Income Fund are considered fully benefit-responsive in accordance with AICPA Statement of Position 94-4. A fully benefit-responsive investment contract provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans or hardship withdrawals initiated by plan participants exercising their rights to withdraw, borrow or transfer funds under the terms of the ongoing plan. The fair value of these investment contracts as of December 31, 1996 and 1995 was $1,098,227 and $1,202,906,
respectively.

  The crediting interest rate at December 31, 1996 and 1995, was 6.57% and 6.75%, respectively. The average yield for the years ended December 31, 1996 and 1995, was 6.52% and 6.82%, respectively. Interest rates are reset on a semi-annual, quarterly, or monthly basis, whereby, such rates are reset to move the current book value of these investments toward the projected future market value over the life of the contract.

  In three separate transactions during 1990, the BellSouth Management Savings and Employee Stock Ownership Plan Trust and the BellSouth Savings and Security ESOP Trust (the "ESOP Trusts") issued medium-term notes in the amounts of $550 million and $300 million, respectively, to fund the ESOP. Assets held in each investment fund of the Plan, other than the assets held by the ESOP Trusts described below, are unavailable to service the ESOP debt.

  Assets held by the ESOP Trusts are generally unavailable to satisfy claims of holders of debt securities issued by the ESOP Trusts to finance the acquisition of shares of BellSouth common stock for the benefit of ESOP participants. The debt securities are guaranteed by and are subject to direct recourse against BellSouth.

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

           ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                 (IN THOUSANDS)

                                                         DECEMBER 31, 1996
                                                  -------------------------------
                                                  NUMBER OF
                                                  SHARES OR
                                                  PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE          AMOUNT      COST      VALUE
        ---------------------------------         --------- ---------- ----------
                              BELLSOUTH STOCK FUND
SHARES OF BELLSOUTH COMMON STOCK*#--99.9%........   49,616  $1,125,305 $2,009,436
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................      256  $      488 $      490
                                                            ---------- ----------
  Total BellSouth Stock Fund--100%...............           $1,125,793 $2,009,926
                                                            ---------- ----------

                                   BOND FUND
U.S. GOVERNMENT TREASURY NOTES--56.9%
 U.S. Treasury Notes, 7.875%, 04/15/98........... $  2,250  $    2,326 $    2,309
 U.S. Treasury Notes, 8.250%, 07/15/98........... $    475  $      493 $      492
 U.S. Treasury Notes, 6.875%, 07/31/99........... $  8,350  $    8,489 $    8,520
 U.S. Treasury Notes, 7.750%, 12/31/99........... $    950  $      995 $      994
 U.S. Treasury Notes, 7.125%, 02/29/00........... $  6,575  $    7,007 $    6,769
 U.S. Treasury Notes, 6.875%, 03/31/00........... $  7,850  $    8,300 $    8,027
 U.S. Treasury Notes, 6.250%, 05/31/00........... $  7,425  $    7,684 $    7,455
 U.S. Treasury Notes, 6.125%, 07/31/00........... $  8,400  $    8,707 $    8,400
 U.S. Treasury Notes, 6.500%, 08/15/05........... $  8,150  $    7,939 $    8,202
 U.S. Treasury Notes, 8.875%, 11/15/98........... $  2,250  $    2,414 $    2,367
 U.S. Treasury Notes, 8.500%, 02/15/00........... $  4,275  $    4,770 $    4,566
 U.S. Treasury Notes, 8.875%, 05/15/00........... $  2,550  $    2,899 $    2,763
 U.S. Treasury Notes, 8.750%, 08/15/00........... $  4,000  $    4,558 $    4,335
 U.S. Treasury Notes, 5.750%, 12/31/98........... $  6,375  $    6,371 $    6,360
                                                            ---------- ----------
                                                            $   72,952 $   71,559
                                                            ---------- ----------
U.S. GOVERNMENT TREASURY BONDS--18.4%
 U.S. Treasury Bonds, 11.625%, 11/15/04.......... $    600  $      799 $      792
 U.S. Treasury Bonds,  9.375%, 02/15/06.......... $ 11,000  $   12,334 $   13,238
 U.S. Treasury Bonds,  7.250%, 05/15/16.......... $  7,800  $    7,420 $    8,236
 U.S. Treasury Bonds,  7.500%, 11/15/16.......... $    825  $      869 $      893
                                                            ---------- ----------
                                                            $   21,422 $   23,159
                                                            ---------- ----------
FEDERAL AGENCY OBLIGATIONS--14.2%
 Federal Natl. Mtg. Assn., 5.375%, 01/13/98...... $  1,500  $    1,500 $    1,492
 Federal Home Ln. Bks., 6.06%, 10/02/97.......... $    580  $      581 $      580
 Federal Natl. Mtg. Assn., 5.92%, 04/03/98....... $  1,400  $    1,400 $    1,399
 Federal Natl. Mtg. Assn., 5.890%, 11/13/98...... $  2,500  $    2,500 $    2,495
 Government Natl. Mtg. Assn., 6.5%, 12/15/23..... $  2,581  $    2,418 $    2,477
 Government Natl. Mtg. Assn., 6.5%, 10/15/23..... $  2,776  $    2,606 $    2,664
 Government Natl. Mtg. Assn., 6.5%, 11/15/23..... $  1,435  $    1,329 $    1,377
 Government Natl. Mtg. Assn., 6.5%, 2/15/24...... $  2,680  $    2,500 $    2,572
 Government Natl. Mtg. Assn., 6.5%, 07/15/24..... $  2,824  $    2,688 $    2,775
                                                            ---------- ----------
                                                            $   17,522 $   17,831
                                                            ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                 (IN THOUSANDS)

                                                             DECEMBER 31, 1996
                                                        ---------------------------
                                                        NUMBER OF
                                                        SHARES OR
                                                        PRINCIPAL          CARRYING
           NAME OF ISSUER AND TITLE OF ISSUE             AMOUNT     COST    VALUE
           ---------------------------------            --------- -------- --------

DOMESTIC CORPORATE OBLIGATIONS--7.2%
 Cleveland Elec. Illum. Co.
  9.450%, 12/01/97..................................... $  1,000  $  1,091 $  1,026
 Philadelphia Elec. Co.
  5.375%, 08/15/98..................................... $  1,300  $  1,287 $  1,284
 Virginia Elec. & Pwr. Co.
  6.350%, 06/08/98..................................... $  1,000  $  1,004 $  1,005
 AMR Corp Del.
  7.470%, 01/28/97..................................... $  1,000  $  1,014 $  1,001
 Ryder SYS Inc.
  7.50%, 04/29/98...................................... $    177  $    180 $    179
 USX-Marathon Group Inc.
  8.875%, 09/15/98..................................... $  1,000  $    998 $  1,018
 USX Corp
  6.375% 07/15/98...................................... $    350  $    352 $    349
 General Mtrs. Accept. Corp.
  6.900% 02/19/98...................................... $  3,200  $  3,233 $  3,236
                                                                  -------- --------
                                                                  $  9,159 $  9,098
                                                                  -------- --------
TEMPORARY CASH INVESTMENTS--3.3%.......................    2,208  $  4,215 $  4,223
                                                                  -------- --------
  Total Bond Fund--100.0%..............................           $125,270 $125,870
                                                                  -------- --------

                               INDEXED STOCK FUND

BANKERS TRUST PYRAMID EQUITY INDEX FUND*--99.9%........      507  $466,088 $862,465
                                                                  -------- --------
TEMPORARY CASH INVESTMENTS*--0.1%......................       45  $     86 $     86
                                                                  -------- --------
    Total Indexed Stock Fund--100.0%...................           $466,174 $862,551
                                                                  -------- --------

                              INTEREST INCOME FUND

ANNUITY CONTRACTS WITH INSURANCE COMPANIES--95.9%+
 Aetna Life Insurance Company
  (7.49%-9.81%)........................................ $ 73,201  $ 73,201 $ 73,201
 Allstate Life Insurance Company
  (5.74%).............................................. $ 25,228  $ 25,228 $ 25,228
 BT Basic
  (6.21%).............................................. $104,830  $104,830 $104,830
 CDC Investment Management Corp.
  (4.906%-7.61%)....................................... $ 76,622  $ 76,622 $ 76,622
 Commonwealth Life Insurance Co.
  (9.37%).............................................. $  1,213  $  1,213 $  1,213
 Hartford Life
  (8.70%).............................................. $  8,078  $  8,078 $  8,078
 Jackson National Life
  (5.8%)............................................... $ 15,050  $ 15,050 $ 15,050
 John Hancock Mutual Life
  (7.13%-7.71%)........................................ $146,797  $146,797 $146,797

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                 (IN THOUSANDS)

                                                         DECEMBER 31, 1996
                                                  -------------------------------
                                                  NUMBER OF
                                                  SHARES OR
                                                  PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE          AMOUNT      COST      VALUE
        ---------------------------------         --------- ---------- ----------
 MBL Life Assurance Corp.
  (3.5%-5.1%).................................... $  3,470  $    3,470 $    3,470
 Massachusetts Mutual
  (9.70%)........................................ $ 55,350  $   55,350 $   55,350
 Metropolitan Life Insurance Co.
  (5.79%-8.75%).................................. $ 97,029  $   97,029 $   97,029
 New York Life Insurance Co.
  (5.39%-8.45%).................................. $ 34,158  $   34,158 $   34,158
 Provident Life & Accident
  (6.38%)........................................ $110,372  $  110,372 $  110,372
 Peoples Security Life Insurance Co.
  (5.03%-8.57%).................................. $100,243  $  100,243 $  100,243
 Provident National
  (5.13%-8.53%).................................. $  3,922  $    3,922 $    3,922
 Prudential Insurance Company of America
  (8.10%-9.35%).................................. $ 16,597  $   16,597 $   16,597
 Rabobank Nederland
  (6.17%-7.62%).................................. $ 75,258  $   75,258 $   75,258
 Sun Life Association, Canada
  (5.78%-5.79%).................................. $ 24,028  $   24,028 $   24,028
 TransAmerican Life & Annuity
  (7.54%)........................................ $ 66,424  $   66,424 $   66,424
 Union Bank of Switzerland
  (7.28%-8.29%).................................. $ 50,459  $   50,459 $   50,459
                                                            ---------- ----------
                                                            $1,088,329 $1,088,329
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--4.1%................. $ 46,790  $   46,790 $   46,790
                                                            ---------- ----------
  Total Interest Income Fund--100.0%.............           $1,135,119 $1,135,119
                                                            ---------- ----------

                                   LOAN FUND
LOANS TO PARTICIPANTS (7%-12.5%)--99.8%.......... $ 73,981  $   73,981 $   73,981
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--.2%.................. $    141  $      141 $      141
                                                            ---------- ----------
  Total Loan Fund--100.0%........................           $   74,122 $   74,122
                                                            ---------- ----------

                                 BALANCED FUND
TEMPORARY CASH INVESTMENTS--10.4%................    5,292  $    9,994 $   10,116
                                                            ---------- ----------
U.S. TREASURY BILL, EXP. 01/09/97--1.2%.......... $  1,190  $    1,137 $    1,137
                                                            ---------- ----------
BT PYRAMID BROAD MARKET BOND FUND--35.6%.........   18,820  $   31,335 $   34,510
                                                            ---------- ----------
BT EQUITY INDEX FUND--52.8%......................   30,115  $   37,595 $   51,190
                                                            ---------- ----------
  Total Balanced Fund--100.0%....................           $   80,061 $   96,953
                                                            ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                 (IN THOUSANDS)

                                                          DECEMBER 31, 1996
                                                   -------------------------------
                                                   NUMBER OF
                                                   SHARES OR
                                                   PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT      COST      VALUE
        ---------------------------------          --------- ---------- ----------

                                BERGER 100 FUND
SHARES OF BERGER 100--99.9%......................    3,091   $   54,258 $   55,121
                                                             ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................        4   $        8 $        8
                                                             ---------- ----------
  Total Berger 100 Fund--100.0%..................            $   54,266 $   55,129
                                                             ---------- ----------

                        DFA U.S. SMALL CAP VALUE II FUND
SHARES OF DIMENSIONAL FUND ADVISORS U.S. SMALL
 CAP VALUE II--99.9%.............................    3,290   $   41,716 $   48,291
                                                             ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................        1   $        2 $        2
                                                             ---------- ----------
  Total DFA U.S. Small Cap Value II Fund--100.0%.            $   41,718 $   48,293
                                                             ---------- ----------

                        DFA INTERNATIONAL VALUE II FUND
SHARES OF DIMENSIONAL FUND ADVISORS INTERNATIONAL
 VALUE II--100.0%................................    2,906   $   30,386 $   31,884
                                                             ---------- ----------
  Total DFA International Value II Fund--100.0%..            $   30,386 $   31,884
                                                             ---------- ----------

                        DFA U.S. LARGE CAP VALUE II FUND
SHARES OF DIMENSIONAL FUND ADVISORS U.S. LARGE
 CAP VALUE II--100.0%............................    1,782   $   23,336 $   26,424
                                                             ---------- ----------
  Total DFA U.S. Large Cap Value II Fund--100.0%.            $   23,336 $   26,424
                                                             ---------- ----------

            AMERICAN CENTURY/TWENTIETH CENTURY GROWTH INVESTORS FUND
SHARES OF AMERICAN CENTURY/TWENTIETH CENTURY
 GROWTH INVESTORS FUND--100.0%...................      954   $   20,554 $   20,883
                                                             ---------- ----------
  Total American Century/Twentieth Century Growth
   Investors Fund--100.0%........................            $   20,554 $   20,883
                                                             ---------- ----------

                       FIDELITY GROWTH & INCOME PORTFOLIO
SHARES OF FIDELITY GROWTH AND INCOME PORTFOLIO--
 99.9%...........................................    2,465   $   73,089 $   75,746
                                                             ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................        1   $        2 $        2
                                                             ---------- ----------
  Total Fidelity Growth & Income Portfolio--
   100.0%........................................            $   73,091 $   75,748
                                                             ---------- ----------

                             CONTRIBUTION ACCOUNT++
TEMPORARY CASH INVESTMENTS--100.0%...............       64   $      123 $      123
                                                             ---------- ----------
  Total Contribution Acct.--100.0%...............            $      123 $      123
                                                             ---------- ----------

                             DISTRIBUTION ACCOUNT++
TEMPORARY CASH INVESTMENTS--100.0%...............    3,573   $    6,824 $    6,831
                                                             ---------- ----------
  Total Distribution Acct.--100.0%...............            $    6,824 $    6,831
                                                             ---------- ----------

                             EXPENSE ACCOUNT FUND++
TEMPORARY CASH INVESTMENTS--100.0%...............      787   $    1,487 $    1,505
                                                             ---------- ----------
  Total Expense Acct.--100.0%....................            $    1,487 $    1,505
                                                             ---------- ----------

                        BELLSOUTH MASTER SAVINGS TRUST

                  EMPLOYER IDENTIFICATION NUMBER: 58-1533433

    ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                (IN THOUSANDS)

                                                         DECEMBER 31, 1996
                                                  -------------------------------
                                                  NUMBER OF
                                                  SHARES OR
                                                  PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE          AMOUNT      COST      VALUE
        ---------------------------------         --------- ---------- ----------
                    EMPLOYEE STOCK OWNERSHIP PLAN
SHARES OF BELLSOUTH COMMON STOCK*#--97.2%........   38,109  $1,040,775 $1,543,403
                                                            ---------- ----------
Temporary Cash Investments--2.8%.................    7,711  $   29,639 $   30,035
                                                            ---------- ----------
  Total Employee Stock Ownership Fund--100.0%....           $1,070,414 $1,573,438
                                                            ---------- ----------
                          MUTUAL FUND WINDOW
TEMPORARY CASH INVESTMENTS--100.0%
 BT Pyramid Cash Plus Fund.......................      371  $      693 $      710
 Cash in Transit.................................  $   139  $      139 $      139
 Schwab Retirement Money Fund....................  $     7  $        7 $        7
                                                            ---------- ----------
  Total Mutual Fund Window--100.0%...............           $      839 $      856
                                                            ---------- ----------
  TOTAL INVESTMENTS..............................           $4,329,577 $6,145,655
                                                            ========== ==========

--------
NOTES
Percentages represent the percentage of the investments of each fund of the Master Savings Trust.

* This investment is a security issued by a party-in-interest to the Plan.
# Investment represents 5% or more of the Net Assets of the Master Savings
  Trust.
+ The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 6.52% for the year 1996. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.
++These accounts are included as "other" in the Plan's Financial Statements.